Exhibit 99.2

EMPLOYMENT TRANSITION AND SEPARATION AGREEMENT

This Employment Transition and Separation Agreement  (“Agreement”) is entered into by and between David Sankaran (“Mr. Sankaran”) and Accelrys, Inc. and its subsidiaries (“Accelrys” or “Company”) effective as of June 14, 2006 (“Effective Date”).

RECITALS

A.                                   Accelrys is a corporation doing business in the State of California.

B.                                     Mr. Sankaran has been employed by Accelrys in San Diego, California, since January, 2005 and is currently its Senior Vice President, Chief Financial Officer.

C.                                     Mr. Sankaran has tendered his resignation to the Company and the parties desire to provide for the terms upon which Mr. Sankaran will resign from the Company.

AGREEMENT

                1.             Employment Transition and Resignation.

Mr. Sankaran’s employment with the Company will end on August 31, 2006 (“Termination Date”).  Effective as of the Termination Date, Mr. Sankaran is resigning as an employee and from all offices and positions he holds with the Company.  Between the Effective Date and the Termination Date Mr. Sankaran will continue to act as the Company’s Chief Financial Officer, reporting to Mark Emkjer and will continue to fulfill his duties as requested by Mr. Emkjer.  Accelrys will continue to pay Mr. Sankaran’s salary at its current level and will provide him with the benefits he is currently receiving through the Termination Date, at which time Accelrys shall have no further obligations except as set forth herein.   Upon the Company’s request, Mr. Sankaran shall resign from some or all of his offices prior to the Termination Date, but as long as he fulfills his duties hereunder and continues to be available to provide services to the Company as requested by Mr. Emkjer, the Company shall continue to employ Mr. Sankaran until the Termination Date.

                2.             Stock Option Vesting and Additional Obligations.

2.1   Mr. Sankaran’s stock options shall continue to vest in accordance with their terms until the Termination Date.  Thereafter, Mr. Sankaran may exercise his vested options in accordance with the applicable stock option plans and agreements. In addition, Company shall reimburse Mr. Sankaran for premiums paid under COBRA for medical insurance coverage for up to six months following the Termination Date, at the same level at which he held such coverage prior to the Termination Date, provided that such reimbursement will cease if Mr. Sankaran obtains other employment within such six months period, and further provided that Mr. Sankaran will notify Company upon obtaining such coverage.

2.2   On or about March 5, 2007, Accelrys shall pay to Mr. Sankaran the amount of $112,500, less applicable deductions and withholdings.

2.3   The parties acknowledge and agree that Mr. Sankaran need not repay the Company the amounts paid to him pursuant to the letter agreement dated on or about July 13, 2005.

2.4   The Company may, at the Chief Executive Officer’s sole and absolute discretion, pay to Mr. Sankaran a bonus in the amount of up to $37,500, less applicable withholdings, on the Termination Date.

                3.             Release.

3.1   Mr. Sankaran, for himself and for his heirs, assigns, executors, successors and each of them, unconditionally, irrevocably and absolutely releases and discharges Accelrys, its owners, directors, officers, employees, agents, attorneys, stockholders, divisions, successors and assigns, and any related holding, parent or subsidiary corporations or predecessors in interest (collectively the “Released Parties”) from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, contract or tort, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them through the Effective Date, including, but not limited to, Mr. Sankaran’s employment and the termination thereof.  This release includes, without limitation, any and all claims for bonuses or other incentive compensation, claims for wrongful termination, employment discrimination, violation of public policy, defamation, infliction of emotional distress and any other such claims under the Age Discrimination and Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and all other state or federal statutes relating to employment or discrimination therein.  Notwithstanding the foregoing, Mr. Sankaran is not releasing the Company from its obligations under this Agreement, or from its obligations under his Indemnification Agreement dated on or about February 7, 2005 (the “Indemnification Agreement”) or from its indemnification obligations owed him as an officer, Director, employee or agent of the Company under the Company’s Certificate of Incorporation or Bylaws or under applicable law, and neither Mr. Sankaran or the Company release any rights they may have against any of the Company’s or Mr. Sankaran’s insurers.

3.2   Mr. Sankaran expressly waives all of the benefits and rights granted to him pursuant to California Civil Code section 1542, which reads as follows:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Mr. Sankaran certifies that he has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that he fully understands all of the same.  Mr. Sankaran expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now disclosed.

3.3   No Further Action/Other Documents.  Mr. Sankaran agrees that the amounts set forth herein represent settlement in full of all obligations owed to him by the Released Parties.  Mr. Sankaran agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency or any court any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this Agreement, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations related in any way to the matters discharged herein. Upon the Company’s request, Mr. Sankaran will execute a further release, on the Termination Date in the form set forth in Section 3, above.  The Company may condition the payments set forth in Section 2.2 and 2.4, above, upon receipt of such release.

                4.             Non-Solicitation, Cooperation, Disparagement.

4.1   No Solicitation Commencing upon the Effective Date of this Agreement and ending two years thereafter, Mr. Sankaran shall not solicit or encourage any employee of Accelrys or its affiliates to consider going to work or work for any other person or entity.

4.2   No Cooperation, Disparagement.  Mr. Sankaran agrees that he will not make any disparaging or untrue statements about the Released Parties.  Mr. Sankaran agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against any of the Released Parties, unless under subpoena or other court order to do so.  Mr. Sankaran shall inform the Company in writing within three (3) days of receiving any such subpoena or other court order.

                5.             Confidentiality.  Mr. Sankaran shall not use or disclose any proprietary or confidential information relating to the Company or its affiliates which he acquired while employed by the Company or its affiliates.

                6.             Entire Agreement. The Parties declare and represent that no promise, inducement or agreement not herein expressed has been made to them, that this Agreement contains the full and entire agreement between and among the Parties, and that the terms of this Agreement are contractual and not a mere recital.  Nothing herein supersedes the terms of the Indemnification Agreement and any confidentiality or invention and secrecy agreements executed by Mr. Sankaran, all of which shall remain in full force and effect per their terms.

                7.             Applicable Law.  The validity, interpretation, and performance of this Agreement shall be interpreted according to the laws of California, without regard to choice of law principles.

                8.             Severability.  If any provision of this Agreement is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions which may be given effect without the invalid provision.  To this extent, the provisions of this Agreement are declared to be severable.

                9.             No Admission of Liability.  It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation.

                10.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

                11.           Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement, except as provided herein.

                12.           Arbitration.  The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.  The parties further agree to submit any dispute arising out of or relating to this Agreement, its interpretation, and any of the matters herein released, to binding arbitration in San Diego County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Code of Civil Procedure.  The prevailing party in any such arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to the obligations under this Agreement.

                13.           No Representations/Voluntary Execution.  Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the terms of this Agreement, the releases therein and the binding effect of this Agreement.  In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto.

                14.           No Waiver.  The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms or conditions.  This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

                15.           No Oral Modification.  This Agreement may only be amended in a writing signed by the Chief Executive Officer of the Company.

                16.           Taxes.     Mr. Sankaran will be responsible for the payment of any tax liability incurred as a result of this Agreement, including, without limitation, any taxes and penalties that may arise under Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: June 14, 2006	/s/ David Sankaran
David Sankaran

Dated: June 14, 2006	/s/ Mark Emkjer
Mark Emkjer
Chief Executive Officer
Accelrys, Inc.